EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Bowne & Co., Inc. on Form S-8 of our report dated December 9, 2002, with respect to the combined financial statements of Berlitz GlobalNet, Inc. and affiliated entities as of and for the year ended December 31, 2001, appearing in the Current Report on Form 8-K/A of Bowne & Co., Inc. filed on December 11, 2002.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Parsippany, New Jersey

December 20, 2002